SCHEDULE 14C

(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES

EXCHANGE ACT OF 1934

Check the appropriate box:

☒          Preliminary Information Statement

☐          Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐          Definitive Information Statement

Biotech Products Services and Research, Inc.

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐          Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐          Fee paid previously with preliminary materials.

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.

4045 SHERIDAN AVE., #239

MIAMI BEACH, FL 33140

INFORMATION STATEMENT

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY.

YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dear Shareholders:

This Information Statement is furnished by the Board of Directors (the “Board”) of Biotech Products Services and Research, Inc. to inform shareholders of the Company of certain actions adopted by the Board and approved by shareholders holding a majority in interest of the voting power of the Company. This Information Statement will be mailed on approximately May 29, 2018 to shareholders of record of the Company’s Common Stock as of May 21, 2018 (“Record Date”). Specifically, this Information Statement relates to the following:

1. On May 8, 2018, the Board adopted a resolution to amend the Articles of Incorporation to change the name of the Company and referred the proposed name change amendment of the Articles of Incorporation to shareholders for approval (with its recommendation for the approval of such amendment).

2. On May 8, 2018, the Board adopted a resolution to amend the Articles of Incorporation to reduce the number of authorized shares of Common Stock from 750,000,000 to 250,000,000 and referred the proposed amendment of the Articles of Incorporation to shareholders for approval (with its recommendation for the approval of such amendment).

3. On May 8, 2018, the Board adopted a resolution to reverse split the issued and outstanding shares of the Company’s Common Stock on a ratio of seventeen (17) current shares for one (1) share of new shares and referred the proposed reverse split to shareholders for approval (with its recommendation for the approval of such amendment).

4. On May 9, 2018, shareholders holding a majority in interest of the voting power of the Company (86.9%) approved the two amendments and the reverse stock split and as a result no further votes will be needed.

The Certificate of Amendment filed with the Nevada Secretary of State which will effect the foregoing two amendments will not be effective until a date which is at least twenty (20) days after the mailing of this Information Statement. This Information Statement will be sent on or about May 29, 2018 to the Company’s shareholders of record on the Record Date who have not been solicited for their consent to this corporate action.

Pursuant to Nevada law, there are no dissenter’s or appraisal rights relating to the actions taken.

No action is required by you. The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the holders of at least a majority of the outstanding shares of all voting stock of the Company.  Because shareholders holding a majority of the voting rights of our outstanding Common Stock, the only class issued and outstanding, have voted in favor of the foregoing actions, and such shareholders have sufficient voting power to approve such actions through their stock ownership, no other shareholder consents will be solicited in connection with the transaction described in this Information Statement. The Board is not soliciting your proxy in connection with the adoption of these resolutions, and proxies are not requested from shareholders.

Sincerely,

By:	/s/ Manuel E. Iglesias
Manuel E. Iglesias
Chief Executive Officer

2

AMENDMENTS OF ARTICLES OF INCORPORATION

ARTICLE I

The Board and shareholders holding the necessary number of votes have approved an amendment to the Company’s Articles of Incorporation to amend Article I to change the name of the Company from Biotech Products Services and Research, Inc. to “Organicell Regenerative Medicine, Inc.” As amended, Article I will read as follows:

ARTICLE I. The name of the Company is Organicell Regenerative Medicine, Inc.

PURPOSE OF NAME CHANGE AMENDMENT OF ARTICLES OF INCORPORATION

The purpose of the amendment to our Articles of Incorporation is to change the name of the Company to express more clearly the focus of the Company on its stem cell business. “Organicell” is a registered trademark owned by the Company’s wholly-owned subsidiary, Anu Life Sciences, Inc.

SECTION 1, ARTICLE III

The Board and shareholders holding the necessary number of votes have approved an amendment to the Company’s Articles of Incorporation to amend Section 1 of Article III to reduce the number of authorized shares of Common Stock from 750,000,000 shares to 250,000,000 shares. As amended, Section1 of Article III will read as follows:

“Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is two hundred sixty million shares, consisting of two classes to be designated, respectively “Common Stock” and “Preferred Stock”, with all of such shares having a par value of $.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is two hundred fifty million (250,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is ten million (10,000,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this Article III.”

PURPOSE OF SHARE REDUCTION AMENDMENT OF ARTICLES OF INCORPORATION

The purpose of the amendment to our Articles of Incorporation reducing the number of authorized shares of Common Stock is to reflect the intent of the new and reorganized Management to bring value to the issued and outstanding shares of the Company by limiting dilution resulting from an excessive number of shares overhanging the market.

3

REVERSE STOCK SPLIT

The Board and shareholders holding the necessary number of votes have approved a reverse stock split of one (1) new share for each seventeen (17) shares currently issued and outstanding as of the record date of May 21, 2018. Since the reverse stock split has been submitted to the shareholders and approved by the holders of 86.9% of the issued and outstanding shares, there will be no required corresponding reduction to the authorized shares; however, as discussed above the authorized shares are being voluntarily reduced in any event from 750,000,000 shares to 250,000,000 shares.

PURPOSE OF REVERSE STOCK SPLIT

The reverse stock split is an effort by the new and reorganized Management to bring value to the issued and outstanding shares of the Company by limiting dilution of operating results by an excessive number of shares overhanging the market. The record date is after the effective date of the reorganization and will affect the new shareholder as well as all previously existing shareholders.

INTEREST OF CERTAIN PERSONS IN MATTERS BEING ACTED UPON

No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the amendments to the Articles of Incorporation and the reverse stock split described herein which is not shared by all other shareholders pro rata and in accordance with their respective interests.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of May 10, 2018, the number of shares of common stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Except as noted below, each person has sole voting and investment power.  The percentages below are calculated based on 432,290,110 shares of common stock outstanding as of May 10, 2018. The business address of the persons listed below is c/o Biotech at 4045 Sheridan Ave., #239, Miami Beach, FL 33140.

NAME	TITLE	COMMON SHARES	PERCENTAGE
Management and Business Associates, LLC[1] Manuel A. Iglesias[2] Carlos Iglesias[2]	---	222,425,073	51.45%
Manuel E. Iglesias[1]	Chief Executive Officer and Director	-0-	-0-
Albert Mitrani	President and Director	74,105,190	17.14%
Maria Mitrani	Chief Science Officer	23,850,000	5.52%
Ian Bothwell	Chief Financial Officer	55,300,000	12.79%
Richard Fox	Director	-0-	-0-

Total Officers and Directors as a group, including voting authority – 86.9%

1 Manuel E. Iglesias is the sole manager, with voting authority, of Management and Business Associates, LLC.

2 Manuel A. Iglesias and Carlos Iglesias are the members of Management and Business Associates, LLC.

4

ADDITIONAL INFORMATION

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission (“SEC”), although at present we are not current with our filings. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. Our public filings are also available at the Internet web site maintained by the SEC for issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (EDGAR).

MISCELLANEOUS

We request brokers, custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock and we will reimburse such persons for their reasonable expenses in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing to us at our administrative office, 4045 Sheridan Ave., #239, Miami Beach, FL 33140.

BY ORDER OF THE BOARD OF DIRECTORS
May 10, 2018

By:	/s/ Manuel E. Iglesias
Manuel E. Iglesias
Chief Executive Officer

5